UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

INTERACTIVE MULTI-MEDIA AUCTION CORPORATION
(Exact name of registrant as specified in its charter)

British Virgin Islands
(State or other jurisdiction of incorporation)

333-185909
(Commission File Number)

None
(IRS Employer Identification No.)

2/F Eton Tower, 8 Hysan Avenue, Causeway Bay, Hong Kong, SAR, China
(Address of principal executive offices)(Zip Code)

+852-2910-7795
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2014, Amber McCandless resigned from the Board of Directors of the Company.

Ms. McCandless does not have any outstanding agreement, arrangement, past or future claim or understanding with the Company in connection with her resignation as a Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Multi-Media Auction Corporation (Registrant)

January 12, 2015	By:	/s/ Julius Cesar Legayo De Vera
Julius Cesar Legayo De Vera
President